Exhibit 10.3
Fourth Amendment to Amended and Restated Loan and Security Agreement

Borrower:	(1) Cardlytics, Inc., a Delaware corporation (“Parent”) (2) Dosh Holdings LLC (formerly known as BSpears Merger Sub II, LLC), an Ohio limited liability company

Date:	April 16, 2025

This FOURTH AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into among, the borrowers named above (each and collectively, the “Borrower”), the lenders from time to time party to the Loan Agreement (“Lenders”) and Banc of California, a California state-chartered bank (formerly known as Pacific Western Bank) in its capacity as administrative and collateral agent for the Lenders (“Agent”).
Agent, Lenders and Borrower agree to amend the Amended and Restated Loan and Security Agreement between them, dated September 30, 2024 (as amended, the “Loan Agreement”), as follows, effective as of the date hereof except as otherwise provided below. (Capitalized terms used but not defined in this Amendment shall have the meanings set forth in the Loan Agreement.)
1.Modified Provision Regarding Litigation. Section 3.10 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
3.10    Litigation and Administrative Proceedings. As of the date hereof, there (a) is no claim, suit, litigation, proceeding or investigation pending or, to Borrower’s knowledge, threatened against or affecting Borrower in any court or before any governmental or administrative agency (or any basis therefor known to Borrower) involving any claim against Borrower of more than $500,000 or which decision would reasonably be expected to have a Material Adverse Change, or (b) there are no orders, writs, injunctions (whether temporary, preliminary, or permanent), judgments, arbitration awards, consent decrees, or decrees of any court or governmental authority, arbitration board, or other tribunal that would reasonably be expected to have a Material Adverse Change. Borrower will promptly inform Agent in writing of any claim, proceeding, litigation or investigation in the future threatened or instituted against Borrower involving any claim against Borrower of more than $500,000 or that would reasonably be expected to have a Material Adverse Change.
2.Modified Negative Covenant Regarding Insolvency. Section 5.5(xvii) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
(xvii) dissolve or elect to dissolve, except that a wholly-owned Subsidiary of Borrower may dissolve if all of its assets are distributed to Borrower, without the prior written consent of Agent which may be withheld in Agent’s sole discretion; or
3.Modified Event of Default Regarding Judgments. Section 7.1(g) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
(g)    (i) any Collateral is attached, seized, subjected to a writ or distress warrant, or is levied upon, and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within 10 days, or (ii) if Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or (iii) if a final judgment or judgments

Exhibit 10.3
(excluding only those judgments covered by independent third-party insurance as to which liability has been accepted by such insurance carrier) for the payment of money in an amount, individually or in the aggregate, of at least $300,000 shall be rendered against Borrower and shall remain unsatisfied and unstayed for a period of 10 days (provided that no Loans will be made prior to the satisfaction or stay of the judgment), or (iv) a judgment or other claim above $300,000 becomes a Lien on any of the Collateral which is not removed or fully bonded within 10 days after it arises, or (v) if a notice of lien, levy, or assessment is filed of record with respect to any of the Collateral by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency; or
4.Added Definition of Fourth Amendment. The definition of “Fourth Amendment” is hereby added to Section 8 of the Loan Agreement, in alphabetical order, and shall read as follows:
“Fourth Amendment” means that Fourth Amendment to Amended and Restated Loan and Security Agreement, dated as of April 16, 2025 by and between Borrower, Agent and Lenders.
5.Modified Definition of Material Adverse Change. The definition of “Material Adverse Change” set forth in Section 8 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
“Material Adverse Change” means any material adverse effect on, and/or any material adverse change in, (i) the operations, business or condition (financial or otherwise) of Borrower and its Subsidiaries taken as a whole, whether resulting from one event, condition, development, action, circumstance, change, or other occurrence, or resulting from the cumulative aggregate effect of a series of events, conditions, developments, actions, circumstances, changes, or other occurrences, whether or not related; (ii) the ability of Borrower to repay the Obligations when due, including at the Maturity Date, or otherwise timely perform its obligations under the Loan Documents; (iii) Borrower’s interest in, or the enforceability, perfection or priority of Bank’s security interest in, the Collateral; or (iv) the value of the Collateral.
6.Modified Provision Regarding Notice. Section 9.5 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
9.5 Notices. Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other reporting required pursuant to Section 6 of the Schedule, which shall be sent as directed in the monthly reporting forms provided by Agent) shall be personally delivered or sent by a recognized overnight delivery service, certified mail, postage prepaid, return receipt requested, or by electronic mail to Borrower or to Agent, as the case may be, at its address set forth below:
If to Borrower:        Cardlytics, Inc.
            675 Ponce de Leon Ave. NE
            Suite 4100
            Atlanta, GA 30308
Attn: Legal Department
                E-Mail: legalnotices@cardlytics.com

Exhibit 10.3
If to Agent or Lenders:    Banc of California
555 S. Mangum Street, Suite 1000
                Durham, North Carolina 27701
                Attn: Loan Operations Manager
                E-Mail: loannotices@bancofcal.com
with a copy to:        Banc of California
            475 Fifth Avenue, 18th Floor
            New York, NY 10017
Attn: Sam (Mertzel) O’Halloran

The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.
7.Modified Success Fee. The Success Fee set forth in Section 3 of the Schedule is hereby amended and restated in its entirety to read as follows:
Success Fee:    In the event Borrower realizes Billings of $500,000,000 or more during any twelve-month period ending at the end of any month after the date of this Agreement, Borrower shall pay Agent for the benefit of the Lenders a one-time success fee (the “Success Fee”) in the amount of $150,000 within 30 days after the end of such month.
As used herein, “Billings” means with respect to any fiscal period, on a consolidated basis, the amounts billed by Borrower to its customers in such period in accordance with its agreements with its customers.
8.Modified Maturity Date. The Maturity Date set forth in Section 4 of the Schedule is hereby amended and restated to read as follows:
4.    MATURITY DATE
    (Section 6.1):    April 15, 2028.

Exhibit 10.3
9.Modified Minimum Cash Covenant. The Minimum Cash Financial Covenant set forth in Section 5 of the Schedule is hereby amended and restated to read as follows:
Minimum Cash:    Borrower shall at all times maintain unrestricted cash or cash equivalents in deposit accounts with Agent and Agent’s Affiliates of not less than $25,000,000, which shall be measured (i) on a monthly basis commencing with the month ending June 30, 2024 and the end of each calendar month thereafter and (ii) in connection with each request for Revolving Loans. Borrower acknowledges and agrees that (x) any request, check, draft, or order by Borrower or by any other Person to pay, withdraw, or otherwise transfer funds that would cause Borrower’s balance of cash at Agent, plus cash at an Agent Affiliate in an account covered by a control agreement acceptable to Agent, to be less than the amount required pursuant to this Minimum Cash Financial Covenant shall constitute an immediate Event of Default under this Agreement, and Agent and Lenders shall have no obligation to honor any such request, check, draft, or order, in its sole and absolute discretion; and (y) this Minimum Cash Financial Covenant is separate and distinct from any and all other covenants, Events of Default, and other provisions set forth in this Agreement, and all other covenants, Events of Default (including without limitation the Event of Default set forth in Section 7.1(o) of this Agreement), and other provisions shall be determined without regard to whether Borrower is, at the time, in compliance with this Minimum Cash Financial Covenant, and Borrower agrees that it shall not raise such compliance as a defense with respect to any other Event of Default.
10.Modified Reporting Regarding Budgets, Sales Projections, Etc. Section 6(h) of the Schedule is hereby amended and restated in its entirety to read as follows:
(h)    promptly, and in any event within 7 calendar days following Agent’s request, such budgets, projections, operating plans, or other information (whether financial, operational, relating to sale processes or liquidity events, or otherwise) as Agent may request from time to time. Any failure of Borrower to timely provide any such requested information shall constitute an Event of Default under this Agreement, and shall give rise to such inferences with respect to the withholding of such information and the content of such information had it been timely provided, as Agent may determine in its sole and absolute discretion;
11.Modified Reporting Regarding Notice of Default or Event of Default. Section 6(j) of the Schedule is hereby amended and restated in its entirety to read as follows:
(j)    Promptly (and in any event within two Business Days), notice in writing of the occurrence of any Default or Event of Default and a written statement from Borrower setting forth details of the Default or Event of Default;
12.Modified Reporting Regarding Notice of Material Adverse Change. Section 6(k) of the Schedule is hereby amended and restated in its entirety to read as follows:
(k)    Borrower shall promptly (and in any event within two Business Days), upon the occurrence of any event, condition, development, action, circumstance, or other occurrence that, in each case could reasonably be expected to result in a Material Adverse Change, provide notice thereof to Agent. Such notice shall describe in detail the nature

Exhibit 10.3
of such event, condition, development, action, or other occurrence; and
13.Modified Additional Conditions Precedent. The following is hereby added at the end of Section 8 of the Schedule and shall read as follows:
(f)    Conditions Precedents to Loans. Without limiting the generality of any of the foregoing, the obligations of Lender to make any Loan is further subject to the following:
(i)    in Agent’s Good Faith Business Judgment, there has not been a Material Adverse Change, and no event, condition, development, action, circumstance, or other occurrence has occurred which could be expected to have a Material Adverse Change; and
(ii)    no Event of Default shall then exist, would exist immediately after such Loan, or Agent determines, based on information available to it and in its Good Faith Business Judgment, that there is a likelihood that an Event of Default will exist during the time period following the Loan and continuing through the next succeeding financial reporting period.
14.Facility Fee. In consideration for Agent and Lenders entering into this Amendment, Borrower shall concurrently pay to Agent for the benefit of Lenders a fee in the amount of $20,000, which shall be non-refundable and in addition to all interest and other fees payable to Agent for benefit of Lenders under the Loan Documents. Agent is authorized to charge said fee to Borrower’s loan account or any of Borrower’s deposit accounts with Agent.
15.Legal Expenses. Without limitation on the terms of the Loan Documents, Borrower agrees to reimburse Lender for all its documented costs and expenses (including reasonable attorneys’ fees) incurred in connection with this Amendment.
16.Representations True. Borrower represents and warrants to Agent and Lenders that all representations and warranties set forth in the Loan Agreement, as amended hereby, are true and correct in all material respects, except as to representations and warranties that relate to a different date, in which case said representations and warranties continue to be true in all material respects as of said date and those representations and warranties that are conditioned by materiality, which shall be true and correct in all respects.
17.General Release. In consideration for Agent and Lenders entering into this Amendment, Borrower hereby irrevocably releases and forever discharges Agent, Lenders, and their successors, assigns, agents, shareholders, directors, officers, employees, agents, attorneys, parent corporations, subsidiary corporations, affiliated corporations, affiliates, participants, and each of them (collectively, the “Releasees”), from any and all claims, debts, liabilities, demands, obligations, costs, expenses, actions and causes of action, of every nature and description, known and unknown, which Borrower now has or at any time may hold, by reason of any matter, cause or thing occurred, done, omitted or suffered to be done prior to the date of this Amendment arising under or in any way related to the Loan Agreement, this Amendment or any other Loan Document or any of the transactions contemplated herein or therein (collectively, the “Released Claims”). Borrower hereby irrevocably waives the benefits of any and all statutes and rules of law to the extent the same provide in substance that a general release does not extend to claims which the creditor does not know or suspect to exist in its favor at the time of executing the release. Borrower represents and warrants that it has not assigned to any other Person any Released Claim, and agrees to indemnify Agent and Lenders against any and all actions, demands, obligations, causes of action, decrees, awards, claims, liabilities, losses and costs, including but not limited to reasonable attorneys’ fees of counsel of Lenders’ choice and costs, which Lenders may sustain or incur as a result of a breach or purported breach of the foregoing representation and warranty.
18.No Waiver. Nothing herein constitutes a waiver of any default or Event of Default under the Loan Agreement or any other Loan Documents, whether or not known to Agent.

Exhibit 10.3
19.Applicable law. THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES (BUT INCLUDING AND GIVING EFFECT TO SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW), EXCEPT TO THE EXTENT ANY SUCH OTHER LOAN DOCUMENT EXPRESSLY SELECTS THE LAW OF ANOTHER JURISDICTION AS GOVERNING LAW THEREOF, IN WHICH CASE THE LAW OF SUCH OTHER JURISDICTION SHALL GOVERN.
20.Consent to Jurisdiction. The provisions of Section 9.21 of the Loan Agreement titled: “Consent to Jurisdiction” shall apply to this Amendment, and the terms thereof are incorporated herein by this reference.
21.General Provisions. Borrower (including Converted Entity) hereby ratifies and confirms the continuing validity, enforceability and effectiveness of the Loan Agreement and all other Loan Documents. This Amendment, the Loan Agreement, any prior written amendments to the Loan Agreement signed by Agent, Lenders and Borrower, and the other written documents and agreements between Agent, Lenders and Borrower set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof. Except as herein expressly amended, all of the terms and provisions of the Loan Agreement, and all other documents and agreements between Agent and Lenders on the one hand and Borrower on the other hand shall continue in full force and effect and the same are hereby ratified and confirmed. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment and/or any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include Electronic Signatures (as defined below), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. As used herein, “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.
22.Mutual Waiver of Jury Trial. AGENT AND LENDERS AND BORROWER EACH ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL RIGHT, BUT THAT IT MAY BE WAIVED. EACH OF THE PARTIES, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT, WITH COUNSEL OF THEIR CHOICE, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS AMENDMENT, THE LOAN AGREEMENT, OR ANY RELATED INSTRUMENT OR LOAN DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AMENDMENT OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), ACTION OR INACTION OF ANY OF THEM. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY ANY PARTY HERETO, EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY EACH OF THEM. IF FOR ANY REASON THE PROVISIONS OF THIS SECTION ARE VOID, INVALID OR UNENFORCEABLE, THE SAME SHALL NOT AFFECT ANY OTHER TERM OR PROVISION OF THIS AMENDMENT, AND ALL OTHER TERMS AND PROVISIONS OF THIS AMENDMENT SHALL BE UNAFFECTED BY THE SAME AND CONTINUE IN FULL FORCE AND EFFECT.

Exhibit 10.3

Borrower: CARDLYTICS, INC. By:_/s/ Nick Lynton________ Name: Nick Lynton Title: Chief Legal and Privacy Officer	Agent and Lender: BANC OF CALIFORNIA By:_/s/ Samantha Mertzel____________ Name: Samantha Mertzel Title: Senior Vice President
Borrower: DOSH HOLDINGS LLC By:_/s/ Nick Lynton____________ Name: Nick Lynton Title: Manager

[Signature Page—Second Amendment to A&R Loan and Security Agreement]